Exhibit 99.1

International Headquarters

7150 Mississauga Road

Mississauga, Ontario L5N 8M5

Phone: 905.286.3000

Fax: 905.286.3050

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS ANNOUNCES RESIGNATION OF

MICHAEL VAN EVERY FROM VALEANT’S BOARD OF DIRECTORS

Mississauga, Ontario, Canada — August 18, 2011 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) announced that Michael Van Every has resigned from Valeant’s Board of Directors due to health reasons.

“We want to thank Michael for his many years of service to the Company, first at Biovail and then, following the merger of Biovail and Valeant, as part of the new Valeant Board,” stated J. Michael Pearson, chairman and chief executive officer.  “Michael’s accounting expertise was a tremendous asset to Company and brought a much needed stability to the financial organization during his tenure as Head of the Finance and Audit Committee.  Michael’s counsel will be missed and we wish him well in his recovery.”

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics.  More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

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